EXHIBIT 10.3

Centrus Energy Corp.
Employee Stock Appreciation Right Award Notice
(2020 Long-Term Incentive Program)
Centrus Energy Corp., a Delaware corporation (the “Company”), hereby grants to ________________(“you” or the “Grantee”), an award of Stock Appreciation Rights, subject to and conditioned upon your agreement to the terms of this Award Notice, the Employee Stock Appreciation Right Agreement, which is attached hereto as Exhibit A (the “Agreement”) and the Centrus Energy Corp. 2014 Equity Incentive Plan, as amended from time to time (the “Plan”), all of which are an integral part of, and are hereby incorporated into, this Employee Stock Appreciation Right Award Notice (the “Award Notice”). Capitalized terms used but not defined in the Award Notice or the Agreement shall have the meanings set forth in the Plan.

Grant Date	April 27, 2020
Number of Shares Subject to Stock Appreciation Right
Exercise Date	The end of the 20th trading day immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Subject to the provisions of the Agreement and the Plan, and provided that you remain continuously employed by the Company and/or an Affiliate through the Exercise Date except as otherwise expressly provided in the Agreement, for each Stock Appreciation Right, you will receive any appreciation in the value of a share of the Company’s Class A common stock (“Share”) from the Grant Date, determined as the arithmetic mean of selling prices on the NYSE weighted by volume of trading over the 20 trading days immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 to the value on the Exercise Date, determined as the arithmetic mean of selling prices on the NYSE weighted by volume of trading over the 20 trading days immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Centrus Energy Corp.
By:    ______________________________
Name:
Title:

By signing below and returning this Award Notice to the Company, you acknowledge receipt of the Agreement and the Plan; accept the Stock Appreciation Rights that have been granted to you; and agree to be bound by all the provisions set forth in this Award Notice, the Agreement and the Plan.
ACKNOWLEDGED AND AGREED
By: _______________________________

Enclosures:    Exhibit A: Employee Stock Appreciation Right Agreement

EXHIBIT A

Centrus Energy Corp.
Employee Stock Appreciation Right Agreement
Employee Stock Appreciation Right Agreement (the “Agreement”) dated as of April 27, 2020 (the “Date of Grant”), between Centrus Energy Corp., a Delaware corporation (the “Company”), and ________________ (the “Grantee”):
R E C I T A L S:
The Company has adopted the Centrus Energy Corp. 2014 Equity Incentive Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
The Committee has determined that it is in the best interests of the Company and its shareholders, to grant the stock appreciation right provided for herein to the Grantee, pursuant to the Plan and the terms set forth herein, as an increased incentive to contribute to the Company’s future success and prosperity.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1. Grant of the Stock Appreciation Right. The Company hereby grants to the Grantee the stock appreciation right (the “SAR”) as set forth in the applicable Award Notice (the “Award”), which SAR permits the Grantee to receive for each Share subject to the SAR any appreciation in the value of one Share measured from the value on the Grant Date determined as the arithmetic mean of selling prices on the NYSE weighted by volume of trading over the 20 trading days immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 to the value on the Exercise Date, determined as the arithmetic mean of selling prices on the NYSE weighted by volume of trading over the 20 trading days immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
2. Exercise of SAR and Payment. The SAR shall be automatically exercised on the Exercise Date. No action on the part of the Grantee is required to cause the exercise of the SAR. Payment shall occur as soon as administratively feasible after the Exercise Date, but in no event later than December 31, 2023. Payment shall be made in cash, or at the election and discretion of the Company, in Shares or a combination of cash and Shares.
3. Termination of Employment.
a.In the event that the Grantee’s employment with the Company is terminated prior to the Exercise Date due to death or disability (as defined in Section 409A of the Code), involuntary separation from service by the Company other than for Cause, a separation from service for Good Reason (as defined in the Grantee’s Change in Control Agreement), or the Grantee’s Retirement (as defined below), the Grantee or, in case of death, the Grantee’s beneficiary, shall be entitled to payment of a pro-rated amount that otherwise would have been paid hereunder. The pro-rated amount shall be determined by reducing the number of Shares subject to the SAR by multiplying such number by a fraction, the numerator of which is the number of days that the Grantee was employed by the Company between the Grant Date and the Exercise Date, and the denominator of which is the number of days between the Grant Date and the Exercise Date. The payment shall occur as soon as administratively feasible after the Exercise Date, but in no event later than December 31, 2023.

b.If the Grantee incurs a termination of employment for any other reason (not set forth above) prior to the Exercise Date, including a voluntary termination of employment without Good Reason, or termination for Cause, the SAR will automatically be forfeited.

4. No Right to Continued Employment: No Rights as a Shareholder. Neither the Plan nor this Agreement shall confer on the Grantee any right to continued employment with the Company. The Grantee shall not have any rights as a shareholder with respect to any Shares subject to the SAR.

5. Transferability. Except as provided below, the SAR is non-transferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, except by will or the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may transfer the SAR to members of his or her immediate family (defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners, if the transfer is approved by the Committee and the Grantee does not receive any consideration for the transfer. Any such transferred portion shall continue to be subject to the same terms and conditions that were applicable to the SAR immediately prior to its transfer (except that such transferred portion shall not be further transferable by the transferee). No transfer of the SAR shall be effective to bind the Company, unless the Committee shall have approved the transfer and the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

6. Withholding. The Grantee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements due as a result of this Award, and the Company shall have the right and is hereby authorized to withhold from the payment or from any other compensation or other amount owing to the Grantee such amount (in cash, Shares or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes and requirements.

7. Failure to Enforce Not A Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

9. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

10. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address as shown in the records of the Company or to such other address as may be designated in writing by either party.

11. Award Subject to Plan; Amendments to Award. This Award is subject to the Plan. The terms and provisions of the Plan are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Avoidance of Section 409A Penalties. The Company intends that the Plan and this Agreement be written, construed and operated in a manner such that no amounts granted or payable under the Plan or this Agreement become subject to (a) the gross income inclusion set forth within Section 409A(a)(1)(A) of the Code, or (b) the interest and additional tax set forth within Section 409A(1)(B) of the Code. The provisions of this Agreement shall not be construed as a guarantee by the Company of any particular tax effect to Grantee. The Company shall not be liable to any Grantee for any payment or grant made under this Agreement that is determined to result in any additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment or grant made under this Agreement or the Plan as an amount includible in gross income under Section 409A of the Code.

13. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which together shall represent one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement. By execution of this Agreement, the Grantee acknowledges receipt of a copy of or access to the Plan.

Centrus Energy Corp.
By:    ______________________________
Name:
Title:
ACKNOWLEDGED AND AGREED
By: ____________________________
Grantee